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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2001

PERCEPTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12382	95-2577731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 S. Beverly Drive, 4th Floor,
Beverly Hills, California 90212
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 229-9882

400 South Beverly Drive, Beverly Hills, California 90212
(Former names or former address, if changed from last report)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On April 5, 2001, Perceptronics, Inc. (the "Company") entered into a Securities Purchase Agreement with Global Alpha Corporation, a British Virgin Islands company ("Global Alpha"), wherein the Company agreed to sell up to 14,616,444 shares of its common stock to Global Alpha for aggregate consideration of $3,226,200. In accordance with the Agreement, the shares are being purchased, at the option of Global Alpha, over a six-month period. The first installment of $100,000 was paid on April 6, 2001, for 500,000 shares. Monthly installments increasing to $1,332,809 on August 3, 2001, and $1,393,391 on October 2, 2001, may be paid at the option of Global Alpha. Global Alpha will be conducting further due diligence during this period of time. There is no assurance that all or any future purchases will be made by Global Alpha.

    As part of the transaction with Global Alpha, all of the directors of the Company have granted to Global Alpha a right of first refusal between all of the directors of the Company and Global Alpha, wherein Global Alpha shall have the right to acquire all of the shares of the Company's common stock owned by the directors in the event such directors intend to sell or transfer their shares to a bona fide third party.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:
	10.12	Securities Purchase Agreement, including exhibits thereto, dated April 5, 2001, between the Company and Global Alpha Corporation.

    Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2001	PERCEPTRONICS, INC.
	By:	/s/ GERSHON WELTMAN Dr. Gershon Weltman, President

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FORM 8-K
Item 2. ACQUISITION OR DISPOSITION OF ASSETS
Item 7. FINANCIAL STATEMENTS AND EXHIBITS